Exhibit 21


                         Subsidiaries of the Registrants


                                                         Jurisdiction of
             Name                                  Organization/Incorporation
----------------------------------             ---------------------------------
H& S Graphics, Inc.                                          Delaware


Preface, Inc.                                                Delaware

Precision Offset Printing Company                            Delaware